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                                                                   EXHIBIT 15.1

April 29, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C 20549

Ladies and Gentlemen:

We are aware that Central Newspapers, Inc. has included our report dated April 28, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, which is incorporated by reference into the Company's Registration Statement on Form S-3 to be filed on or about April 30, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Indianapolis, Indiana